Exhibit 2.01

AGREEMENT AND PLAN OF MERGER

by and among

Edison Oncology Holding Corp.,

Edison Oncology Acquisition Corp.,

and

NewGen Therapeutics, Inc.

dated as of October 5, 2018

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), is made and entered into as of October 5, 2018, by and among Edison Oncology Holding Corp., a Nevada corporation (“Parent”), Edison Oncology Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and NewGen Therapeutics, a Delaware corporation (the “Company”). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, the respective Boards of Directors of Parent, Merger Sub, and the Company have determined that it is in the best interest of each company and its respective stockholders to consummate the business combination transaction provided for herein in which Merger Sub would merge with and into the Company (the “Merger”), with the Company surviving the Merger, upon the terms and subject to the conditions set forth herein;

WHEREAS, the respective Boards of Directors of Parent, Merger Sub, and the Company have approved this Agreement, the Merger, and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set fo1ih in this Agreement in accordance with the Nevada Revised Statutes (“NRS”), the Delaware General Corporation Law (“DGCL”) and their respective charter documents;

WHEREAS, each of Parent, Merger Sub, and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe various conditions to the consummation thereof; and

WHEREAS, for federal income tax purposes, the parties intend that the Merger shall qualify as tax-free reorganization under the provisions of Section 368(a) of the Code.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1 THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS and the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined in Section 1.3). Also at the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights, properties, liabilities and obligations of Merger Sub in accordance with the NRS and the DGCL.

1.2 Closing. Upon the terms and subject to the conditions set forth herein and unless this Agreement has been terminated pursuant to its terms, the closing of the Merger (the “Closing”) shall take place at the offices of Sichenzia Ross Ference LLP located at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036 at the date and time on or before thirty (30) days from the date on which the conditions to Closing set fo1ih in A1iicle 9 of this Agreement shall have been satisfied or, to the extent permitted hereunder, waived by the appropriate pmiy (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions) or at such other time, date or location as the parties hereto agree. The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the “Closing Date.” At the time of the Closing, Parent, Merger Sub and the Company shall deliver the certificates and other documents and instruments required to be delivered hereunder.

1.3 Effective Time of the Merger. Subject to the provisions of this Agreement, at the Closing, the pmiies hereto shall (a) cause the articles of merger in substantially the form of Exhibit B (the “Nevada Articles of Merger”) to be executed and filed with the Secretary of State of the State of Nevada, as provided in Chapter 92A of the NRS and the certificate of merger in substantially the form of Exhibit (the “Delaware Certificate of Merger”) as provided in Section 252 of the DGCL to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL and (b) take all such other and fmiher actions as may be required by the DGCL or other applicable Law to make the Merger effective. The Merger shall become effective as of the date and time of the filing of the Nevada Articles of Merger and the Delaware Certificate of Merger or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Nevada Articles of Merger and Delaware Certificate of Merger in accordance with relevant provisions of the NRS and the DGCL, respectively. The date and time of such effectiveness are referred to herein as the “Effective Time.”

1.4 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided herein and in the applicable provisions of the NRS and the DGCL.

1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time and as amended by the Nevada Articles of Merger and Delaware Certificate of Merger shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable Law. The Bylaws of the Company as in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable Law.

1.6 Directors and Officers. The sole officer and director of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the sole officer and director of the Surviving Corporation until his successor shall have been duly elected or appointed and qualified in accordance with applicable Law or until his earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of incorporation and Bylaws.

ARTICLE 2

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF COMPANY AND MERGER SUB

2.1 At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or any holder of capital stock of Parent, Merger Sub or the Company:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall by virtue of the Merger and without any action on the part of any holder thereof, be converted into one share of the common stock of the Surviving Corporation, pm· value $0.0001 per share. Such newly issued share shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

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(b) Conversion of the Company Stock. Subject to other provisions of this Article 2:

(i) The outstanding shares of Company Stock issued and outstanding immediately prior to the Effective Time (individually a “Share” and collectively the “Shares”), but excluding (i) Shares held by the Company, (ii) Shares held by Parent, Merger Sub or any other Subsidiary of Parent or Merger Sub, if any, and (iii) Dissenting Shares (the Shares referenced in the foregoing (i), (ii) and (iii), the “Excluded Shares”), shall, by virtue of the Merger, be converted automatically into the right to receive an aggregate of Four Million shares of common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) or 0.26116 share of Parent Common Stock for each Share, as adjusted pursuant to the terms herein (as so adjusted, in the aggregate, the “Merger Consideration”).

(ii) The Shares and the holders thereof immediately prior to the Effective Time (each a “Shareholder” and collectively the “Shareholders”) shall be set forth on a certificate to be delivered by the Company to Parent at or prior to the Closing (the “Merger Consideration Certificate”). Parent and the Surviving Corporation shall be entitled to rely on the Merger Consideration Certificate in connection with issuance of cetiificates representing the Merger Consideration pursuant to Section 2.2.

(iii) At the Effective Time, the Shares shall automatically be canceled and retired, shall cease to exist and, subject to Section 2.3, the Shareholders shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any certificates representing such Shareholder’s Shares, a ce1iificate or certificates representing the portion of the Merger Consideration to which such Shareholder is entitled.

(iv) At the Effective Time, each Share held by the Company as treasury stock or held by Parent, Merger Sub or any Subsidiary or parent of Parent, Merger Sub or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled, retired and cease to exist, and no consideration shall be delivered with respect thereto.

2.2 Issuance and Reservation of Shares.

(a) Subject to Sections 2.5 and 2.6 below, promptly after the Effective Time, Parent shall deliver to each Shareholder (other than holders of Excluded Shares), by issuance of certificates representing Parent Common Stock in accordance with the Merger Consideration Certificate and applicable Law, the portion of the Merger Consideration to which such Shareholder is entitled, provided, however, that it shall be a condition for each Shareholder, on a Shareholder-by-Shareholder basis, to have executed and delivered to Parent and Company a stockholder representation letter in substantially the form attached hereto as Exhibit D and that Parent and Company shall be reasonably satisfied that such issuance of Parent Common Stock pursuant to the Merger is exempt from the registration requirements of the Securities Act.

(b) If any portion of the Merger Consideration is to be issued to a Person other than the registered holder of the Shares represented by the certificates surrendered in exchange therefor, it shall be a condition to such issuance that the certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to Parent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Shares or establish to the satisfaction of Parent that such tax has been paid or is not payable.

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(c) Notwithstanding anything to the contrary in this Section 2.2, Parent shall not be liable to any Shareholder for any amount paid to a public official pursuant to and in accordance with the requirements of applicable abandoned property, escheat or similar Laws.

2.3 Dissenting Shares.

(a) Notwithstanding Section 2.1, Shares outstanding immediately prior to the Effective Time and held by a Shareholder who has not voted in favor of, or consented in writing to, the Merger and who has properly exercised appraisal rights of such Shares in accordance with Section 262 of the DGCL (such Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such Shareholder’s appraisal rights under the DGCL with respect to such Shares) shall not be converted into the right to receive any portion of the Merger Consideration as provided in Section 2.l(b) of this Agreement, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such Shareholder fails to perfect, withdraws or loses such holder’s right to an appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration to which such Shareholder is entitled pursuant to Section 2.l(b), upon surrender of such Shareholder’s certificate formerly representing such Shares.

(b) The Company shall give Parent prompt notice of any demands received by the Company for the appraisal of Shares, and Parent shall have the right, to the extent expressly permitted by applicable Law, to consult with the Company regarding all negotiations and proceedings with respect to such demands. Except as required by applicable Law, the Company shall not make any payment in respect of Dissenting Shares without Parent’s prior written consent (not to be unreasonably withheld, delayed, denied, or conditioned).

2.4 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or Assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officer and director of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or Assets in the Surviving Corporation or otherwise carry out the transactions contemplated by this Agreement.

2.5 Escrow. On the Closing Date, 25% of the total Merger Consideration (the “Escrow Consideration”) shall be delivered to Parent’s corporate secretary, as escrow agent (the “Escrow Agent”) to be held pursuant to the terms herein. The Escrow Consideration, as may be adjusted pursuant to the terms of Section 2.6 herein, shall be released by the Escrow Agent based on the written instructions of Parent and the Shareholder Representatives (the “Joint Instructions”) upon delivery by the Company of audited consolidated financial statements for the fiscal years ended December 31, 2016 and 2017 and audited consolidated financial statements of the Company for the period beginning on January I, 2018 and ending on the Closing Date (collectively, the “Company Financial Statements”).

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2.6 Adjustments to Escrow Consideration. (a) Not less than two (2) business days prior to the Closing Date, the Company shall deliver to the Parent, a certificate (the “Estimated Net Working Capital and Liabilities Certificate”) which will contain the Company’s good faith estimate of Net Working Capital and Liabilities as of September 30, 2018 (“Estimated Net Working Capital” and “Estimated Liabilities”, respectively), which Estimated Net Working Capital and Liabilities Certificate shall be delivered after good faith consultation with Parent regarding the calculations therein. The Estimated Liabilities shall be calculated assuming the extinguishment of all Non-IP Liabilities.

(b) Not more than sixty (60) days after the Closing Date (or such later time as mutually agreed by Parent, Harry Pederson and Dennis Brown, as representatives for the Shareholders (the “Shareholder Representatives”), management of the pre-Merger Company (“Management”) shall assist the Parent in the completion of (i) the Company Financial Statements, (ii) calculations, based on the Company Financial Statements of actual Net Working Capital and the actual Liabilities and (iii) determining the amount, if any, by which the actual Net Working Capital and actual Liabilities are less than or greater than the Estimated Net Working Capital and the Estimated Liabilities (collectively, the “Company Financial Deliverables”).

(c) Upon receipt of the Company Financial Deliverables, Parent and the Shareholder Representatives shall notify the Escrow Agent as to any adjustment to the Escrow Consideration (notwithstanding anything to the contrary, no upward adjustment shall be made to the Escrow Consideration and the Escrow Consideration shall not be reduced to an amount below $0) to reflect the difference, if any between the Estimated Net Working Capital and Estimated Liabilities and the actual Net Working Capital and actual Liabilities on a dollar for dollar basis, attributing a value of $0.50 per share to each share of Parent Common Stock. In the event that the Escrow Consideration is adjusted as provided for in this Section 2.6, all references in this Agreement to the Escrow Consideration or the Merger Consideration shall refer to the Escrow Consideration or Merger Consideration as adjusted in this Section 2.6 except as may otherwise be specified herein. Upon receipt of the Joint Instructions, the Escrow Agent shall deliver the Escrow Consideration, as adjusted, if applicable, pursuant to the Joint Instructions, which shall include the mailing information of each Shareholder. The Parent shall pay the costs of all fees associated with the delivery of the Escrow Consideration to the Shareholders by the Escrow Agent.

2.7 Royalty. Beginning at the Effective Time, Parent will pay to the collective Shareholders a cash royalty on that po1iion of cumulative Net Sales of Product by Parent, its Affiliates (including, following the Effective Time, the Surviving Corporation) and their sublicensees during a given Royalty Measurement Period of the applicable percentages as set forth in the table below (the resultant amount due to the collective Shareholders in a given Royalty Measurement Period per the table below, the “Royalty”), provided, however, with respect to Net Sales of Product made by sublicensees of Parent or its Affiliates, in no event shall the applicable royalty rate payable by Parent exceed twenty percent (20%) of the amounts received by Parent or its Affiliate (as applicable) from the sublicensee.:

That portion of cumulative Net Sales of Product by Parent, its Affiliates, and their sublicensees during a given Royalty Measurement Period	Applicable Royalty Rate Payable
Less than two ($200,000,000) hundred million U.S. dollars	4%

Greater than or equal to two hundred million U.S. dollars ($200,000,000) but less than or equal to five hundred million U.S. dollars ($500,000,000)	5%

Greater than five hundred million U.S. dollars ($500,000,000)	6%

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If Parent or its Affiliates, in their reasonable judgment, determines that it is required to obtain a license from any third party in order to avoid infringement of such third party’s Patents in connection with Parent’s or its Affiliate’s (as applicable) commercialization or sale of Products, and Parent or its Affiliate is required to pay such third party any royalties in consideration for the grant of such license (“Third Party Compensation”), then the amount that would otherwise have been payable as royalties pursuant to the table above shall be reduced by an amount equal to fifty percent (50%) of such Third Party Compensation payable by Parent or its Affiliate (as applicable) during the applicable Royalty Measurement Period; provided, that in no event will the reduction described in this sentence act to reduce the Royalty due to the collective Shareholders during a given Royalty Measurement Period to less than fifty percent (50%) of the amount that would be due in accordance with this Section 2.7 without applying the offset allowed for by this sentence.

The Royalty due to the collective Shareholders during a given Royalty Measurement Period shall be paid to each individual Shareholder based on such Shareholder’s pro rata ownership of the Shares as of immediately prior to the Effective Time and as set forth on Exhibit E to this Agreement. Royalties will be payable during the Royalty Term on an annual basis, within sixty (60) days following the completion of Parent’s annual audited consolidated financial statements.

2.8 Reporting, Records, and Audit Rights. Within thirty (30) days after the end of each fiscal quarter of Parent after the Effective Time (or portion thereof with respect to the first and last of such fiscal quarters), Parent shall deliver a written report to the Shareholder Representatives showing (a) the fiscal quarter for which such payment applies, (b) the amount invoiced from third parties for Product during such fiscal quarter, (c) the Net Sales during such fiscal quarter and total deductions from the amount invoiced in (b) to arrive at such Net Sales, (d) the quantities of each type of Product sold in such fiscal quarter, and (e) the exchange rates used in the calculations of any of the foregoing. The foregoing provision shall apply mutatis mutandis with respect to a royalty report being due upon the end of each fiscal year of Parent after the Effective Time for such fiscal year. Parent shall keep, and shall cause its Affiliates and sublicensees to keep complete and accurate records in sufficient detail to pennit the Shareholder Representatives to confirm the accuracy of calculations of payments made to the Shareholders pursuant to Section 2.7. The Shareholder Representatives shall, at its expense (except as provided below), have the right to audit, not more than once during each fiscal year of Parent and during regular business hours, the records maintained by Parent under this Section 2.8 to determine with respect to any fiscal year, the accuracy of any report or payment made under Sections 2.7-2.8 of this Agreement in the three (3) preceding years. If the Shareholder Representatives desires to audit such records, it shall engage an independent, certified public accountant reasonably acceptable to Parent, to examine such records under obligations of confidentiality to Parent. Such accountant shall be instructed to provide to Shareholder Representatives a report verifying any report made or payment submitted by Parent during such period, but shall not disclose to Shareholder Representatives any confidential information of Parent not necessary therefor. The expense of such audit shall be borne by the Shareholder Representatives; provided, however, that, if an error, resulting in underpayment by Parent of more than five percent (5%) in a given fiscal year is discovered, then such expenses shall be paid by Parent. If such certified public accountant concludes that additional payment amounts were owed to Shareholder during any such audited period, Parent shall pay such additional owed amount (including interest thereon from the date such amounts were payable) to the Shareholders within thirty (30) days of the date the Shareholder Representatives delivers to Parent such accountant’s written report so concluding. If an accountant concludes that Parent has paid more to the Shareholders than it was obligated to pay under Section 2.7 of this Agreement, the amount of any overpayment shall be credited towards future payment obligation of Parent under Section 2.7 of this Agreement. Certified public accountants engaged in any audits under this Section 2.8 shall not be paid on a contingency basis.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedules delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”) which have been provided to Parent prior to the date hereof:

3.1 Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

3.2 Subsidiaries. Except as set forth on Schedule 3.2, the Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

3.3 Capital Structure of the Company. As of the date of this Agreement, the number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of capital stock reserved for issuance under the Company’s various option and incentive plans is specified on Schedule 3.3. Except as set forth in Schedule 3.3, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 3.3, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Schedule 3.3, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. Except as set forth on Schedule 3.3, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Stock or other securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

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3.4 Corporate Authority; Noncontravention. The Company has all requisite corporate and other power and authority to enter into this Agreement and, subject to receipt of the approval of stockholders holding the requisite number of shares required under applicable Law and the Company’s Certificate of Incorporation and Bylaws to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of the Company under, (i) the certificate or articles of incorporation, bylaws or other organizational or charter documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to the Company, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

3.5 Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the DGCL, the NRS, the Securities Act or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

3.6 Financial Statements.

(a) The Company has provided Parent a copy of the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2016 and 2015 and unaudited consolidated financial statements of the Company for the periods ended June 30, 2017 (collectively, the “Historical Company Financial Statements”). The Historical Company Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature, as of the dates indicated.

(b) Since June 30, 2017 (the “Company Balance Sheet Date”), there has been no Material Adverse Effect with respect to the Company.

(c) Except as set forth on Schedule 3.6, since the Company Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

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3.7 Absence of Certain Changes or Events. Except as set forth on Schedule 3.7, since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(a) Material Adverse Effect with respect to the Company;

(b) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 without prior consent of Parent;

(c) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement;

(d) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e) creation or other incurrence by the Company of any Lien on any asset other than in the ordinary course consistent with past practices;

(f) labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(g) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(h) material write-offs or write-downs of any Assets of the Company;

(i) damage, destruction or loss having, or reasonably expected to have, a Material Adverse Effect on the Company;

(j) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to the Company;

(k) transaction or commitment made, or any Contract or agreement entered into, by the Company relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Company or any Contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement; or

(I) agreement or commitment to do any of the foregoing.

3.8 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

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3.9 Litigation; Labor Matters; Compliance with Laws.

(a) There is no suit, action or proceeding or, to the Knowledge of the Company, investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

(b) The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Company.

(c) The conduct of the business of the Company complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto, except as would not have a Material Adverse Effect with respect to the Company.

3.10 Benefit Plans. Except as set forth on Schedule 3.10, the Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, employee stock option or stock purchase plan, severance pay, termination, salary continuation, or employee assistance plan.

3.11 Tax Returns and Tax Payments.

(a) The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Except as set forth on Schedule 3.11, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Company Balance Sheet Date, neither the Company nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Company and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

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(b) No material claim for unpaid Taxes has been made or become a Lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(c) As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

3.12 Environmental Matters. The Company is in compliance with all Environmental Laws in all material respects. The Company has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations. The Company holds all Permits and authorizations required to be held by the Company under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on the Company, and is in compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects. To the Knowledge of the Company, no releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company. The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on the Company. There are no past, pending or threatened claims under Environmental Laws against the Company and the Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws.

3.13 Material Agreements.

(a) Schedule 3.13 lists the following contracts and other agreements (“Material Agreements”) to which the Company is a party (excluding any agreement with customers entered into in the ordinary course of business): (i) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $25,000; (ii) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (iii) any agreement (or group of related agreements) under which the Company has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $25,000, or under which a security interest has been imposed on any of its Assets, tangible or intangible; (iv) any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers, directors and managers or any of the Company’s employees; (v) any employment or independent contractor agreement providing annual compensation in excess of $25,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days’ notice; (vi) any agreement with any current or former officer, director, shareholder, members, manager or affiliate of the Company; (vii) any agreements relating to the acquisition (by merger, purchase of units or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other person; (viii) any agreements for the sale of any of the Assets of the Company, other than in the ordinary course of business and other than this Agreement; (ix) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (x) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding this Agreement and licenses pe1taining to “off-the-shelf’ commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and (xi) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Company.

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(b) The Company has made available to Parent either an original or a correct and complete copy of each written Material Agreement. Except as set forth on Schedule 3.13, with respect to each Material Agreement to which the Company is a party thereto: (i) the agreement is the legal, valid, binding, enforceable obligation of the Company and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (ii) (A) the Company is not in material breach or default thereof and (B) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; and (iii) the Company has not repudiated any material provision of the agreement.

3.14 Material Contract Defaults. The Company is not, or has not received any notice or has any Knowledge that any other party is, in Material Contract Default under any Company Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default. For purposes of this Agreement, a “Company Material Contract” means any Contract that is effective as of the date hereof to which the Company is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000, including guarantees of such indebtedness or (v) is otherwise considered a Material Agreement.

3.15 Accounts Receivable. All of the accounts receivable of the Company are set forth on Schedule 3.15 and, as of the Closing (collectively, the “Accounts Receivable”), represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

3.16 Properties.

(a) The Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible prope1ties and tangible Assets set fo1th on Schedule 3.16, which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Material Liens, encumbrances, claims, security interests, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by the Company is held by the Company under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b) The Company has good and marketable title to, or in the case of leased property, a valid leasehold interest in, the office space, computers, machinery, equipment and other material tangible Assets which are material to its business. Except as set fo1th on Schedule 3.16, each such tangible Asset is in all material respects in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security interests. The Company does not have Knowledge of any dispute or claim made by any other person concerning such right, title and interest in such tangible Assets.

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3.17 Intellectual Property.

(a) As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology. For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

(b) Schedule 3.17 sets fo1th a list and description of the Intellectual Property required for the Company to operate, or used or held for use by the Company, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Company and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Company and (c) any Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

(c) The Company is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Company in Schedule 3.17 (and any other Intellectual Property required to be listed in Schedule 3.17) as the same are used, sold, licensed and otherwise commercially exploited by the Company, free and clear of all liens, security interests, encumbrances or any other obligations to others, and no such Intellectual Property has been abandoned. The Intellectual Property owned by the Company and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable the Company to conduct its business in the manner in which such business is currently being conducted. The Intellectual Property owned by the Company and its rights in and to such Intellectual Property are valid and enforceable.

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(d) The Company has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company of any infringement, misappropriation, or violation by the Company of any rights of any third party with respect to any Intellectual Property, and the Company is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Prope1iy owned, used or held for use by the Company. The Company does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Company, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

(e) The Company has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Company is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the transaction contemplated by this Agreement.

(f) The Company has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation).

(g) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to own or use any Intellectual Property owned, used or held for use by it.

(h) All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Intellectual Property owned by the Company and listed (or required to be listed) on Schedule 3.17 have been timely paid and all necessary registrations, documents, certificates and other relevant filings in connection with such Intellectual Property have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Prope1iy and all issuances, registrations and applications therefor. There are no annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Intellectual Property within ninety (90) days after the date of this Agreement.

3.18 Board Recommendation. The Board of Directors of the Company has determined that the terms of the Merger are fair to and in the best interests of the stockholders of the Company and recommended that the Company’s stockholders approve the Merger.

3.19 Undisclosed Liabilities. The Company has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations (i) incurred in the ordinary course of business, (ii) set forth in the Historical Company Financial Statements, (iii) arising under this Agreement or (iv) disclosed in Schedule 3.19.

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3.20 No Registration of Securities. The Company understands and acknowledges that the offering, exchange and issuance of Parent Common Stock pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering, sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2), and that Parent’s reliance upon such exemption is predicated in part upon the Company’s representations herein and upon the representations contained in the Stockholder Representation Letters, the form of which is attached as Exhibit D to this Agreement.

3.21 Parent Information. The Company acknowledges that Parent has made available to it the opportunity to ask questions of and receive answers from Parent’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of Parent, and the Company has received to its satisfaction, such information about the business and financial condition of Parent and the terms and conditions of the Agreement as it has requested. The Company has carefully considered the potential risks relating to Parent and investing in the Merger Consideration, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Company and its stockholders’ entire investment. The Company has made available all such information to its stockholders in considering the terms and conditions of the Merger. Except for the representations and warranties set forth in Article 4, the Company acknowledges and agrees that (a) neither Parent nor any Person acting on behalf of Parent has made or is making any express or implied representation or warranty with respect to Parent, including any Affiliate, business, operation, condition (financial or otherwise) or any other aspect thereof, or with respect to any other information provided to the Company, including the Affiliates or representatives of the Company, (b) any other representations or warranties are expressly disclaimed by Parent, (c) none of the Company or any Person acting on behalf of the Company, is entitled to rely on any such representation or warranty, if made, and (d) none of the Company or any Person acting on behalf of the Company, has, is or will rely on any such representation or warranty, if made.

3.22 Full Disclosure. All of the representations and warranties made by the Company in this Agreement, including the Company Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Parent or its representatives by or on behalf of any of the Company or its Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that, except as set forth in Parent Disclosure Schedule:

4.1 Organization, Standing and Corporate Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the State of Nevada, and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Parent.

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4.2 Subsidiaries. Other than Merger Sub, Parent does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

4.3 Capital Structure of Parent and Merger Sub.

(a) Immediately prior to the issuance of the Merger Consideration at Closing, the authorized capital stock of Parent will consist of 200,000,000 shares of Parent Common Stock, of which 1,250,000 shares of Parent Common Stock will be issued and outstanding, 50,000,000 shares of Parent Preferred Stock, of which no shares will be issued and outstanding, and, other than as set forth on Schedule 4.3, no shares of Parent Common Stock or Parent Preferred Stock will be issuable upon the exercise of outstanding warrants, conve11ible notes, options or otherwise. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Except as set forth on Schedule 4.3, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), and there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which Parent is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any of its subsidiaries. There are no agreements or arrangements pursuant to which Parent is or could be required to register shares of Parent Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of Parent with respect to securities of Parent.

(b) Immediately prior to the Closing, the authorized capital stock of Merger Sub will consist of 3,000 shares of common stock, $0.0001 par value per share (the “Merger Sub Common Stock”), of which 1,000 shares of Merger Sub Common Stock will be issued and outstanding, and no shares of Merger Sub Common Stock will be issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise. All outstanding shares of capital stock of Merger Sub are owned by Parent and are duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Except for the Merger Sub Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Merger Sub having the right to vote (or convertible into, or exchangeable for, securities having the right to vote). There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Merger Sub is a pm1y or by which Merger Sub is bound obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Merger Sub or obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Merger Sub or obligating Merger Sub to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Merger Sub to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Merger Sub. There are no agreements or arrangements pursuant to which Merger Sub is or could be required to register shares of Merger Sub Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of Merger Sub with respect to securities of Merger Sub. Merger Sub does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise. Merger Sub has not conducted any operations and does not have any assets, liabilities or employees.

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4.4 Corporate Authority; Noncontravention. Each of Parent and Merger Sub have all requisite corporate and other power and authority to enter into this Agreement and, subject to receipt of the approval of its stockholders, as applicable, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and when delivered by each of Parent and Merger Sub, shall constitute a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of Parent and Merger Sub under, (i) the articles of incorporation, bylaws, or other charter documents of each of Parent and Merger sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to each of Parent or Merger Sub, each of its properties or Assets, or (iii) subject to Section 4.5, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to each of Parent and Merger Sub, each of its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Parent or could not prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

4.5 Government Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to each of Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub, or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the DGCL, the NRS, the Securities Act or the Exchange Act.

4.6 Financial Statements.

(a) Since July 18, 2018 (inception), there has been no Material Adverse Effect with respect to Parent.

(b) Except or as provided in this Agreement, since inception, other than as set forth on Schedule 4.6, Parent has not issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of Parent and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of Parent or has incurred or agreed to incur any indebtedness for borrowed money.

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4.7 Absence of Certain Changes. Since inception, except as set forth on Schedule 4.7, Parent has not engaged in any business activities other than those incidental to the issuance of its capital stock and the transactions contemplated by this Agreement.

4.8 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Parent or Merger Sub to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

4.9 Litigation; Labor Matters; Compliance with Laws.

(a) There is no suit, action or proceeding or investigation pending or, to the Knowledge of each of Parent and Merger Sub, threatened against or affecting Parent or Merger Sub or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to each of Parent or Merger Sub or prevent, hinder or materially delay the ability of each of Parent and Merger Sub to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against Parent or Merger Sub having, or which, insofar as reasonably could be foreseen by Parent or Merger Sub, in the future could have, any such effect.

(b) Each of Parent and Merger Sub is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asse1iing that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Parent.

(c) The conduct of the business of each of Parent and Merger Sub complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto.

4.10 Benefit Plans. Each of Parent and Merger Sub is not a party to any Benefit Plan under which Parent or Merger Sub currently has an obligation to provide benefits to any current or former employee, officer or director of Parent or Merger Sub.

4.11 Material Contract Defaults. Except as set forth on Schedule 4.11, Parent is not party to any Parent Material Contracts. For purposes of this Agreement, a “Parent Material Contract” means any Contract that is effective as of the date hereof to which Parent is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring Parent to indemnify any person, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000, including guarantees of such indebtedness.

4.12 Accounts Receivable. Parent does not have any Accounts Receivable.

4.13 Properties. Neither Parent nor the Merger Sub own any real property.

4.14 Intellectual Property. Neither Parent nor the Merger Sub own any Intellectual Property.

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4.15 Board Determination. The Board of Directors of each of Parent and Merger Sub has unanimously determined that the terms of the Merger are fair to and in the best interests of Parent and Merger Sub and its stockholders.

4.16 Required Parent Share Issuance Approval. Parent represents that the issuance of the Merger Consideration will be in compliance with the NRS and the Articles of Incorporation and Bylaws of Parent.

4.17 Undisclosed Liabilities. Except as set forth on Schedule 4.17, Parent has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise).

4.18 Company Information. Parent acknowledges that the Company has made available to it the opportunity to ask questions of and receive answers from the Company’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of the Company, and Parent has received to its satisfaction, such information about the business and financial condition of the Company and the terms and conditions of the Agreement as it has requested. Parent has carefully considered the potential risks relating to the Company and the transactions contemplated by this Agreement. Except for the representations and warranties set forth in Article 3, Parent acknowledges and agrees that (a) neither the Company nor any Person acting on behalf of the Company has made or is making any express or implied representation or warranty with respect to the Company, including any Affiliate, business, operation, condition (financial or otherwise) or any other aspect thereof, or with respect to any other information provided to Parent, including the Affiliates or representatives of Parent, (b) any other representations or warranties are expressly disclaimed by the Company, (c) none of Parent or any Person acting on behalf of Parent, is entitled to rely on any such representation or warranty, if made, and (d) none of Parent or any Person acting on behalf of Parent, has, is or will rely on any such representation or warranty, if made.

4.19 Full Disclosure. All of the representations and warranties made by each of Parent and Merger Sub in this Agreement, including the Parent Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by each of Parent and Merger Sub at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by each of Parent and Merger Sub pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether in written or electronic form, to the Company or its representatives by or on behalf of any of Parent or Merger Sub or their Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 5

COVENANTS OF THE COMPANY

5.1 Conduct of the Company Business. From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, the Company shall not, without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed):

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Effective Time;

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(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d) intentionally permit any Material Adverse Effect to occur with respect to the Company;

(e) make any material change in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(t) authorize any, or commit or agree to take any of, the foregoing actions.

5.2 Stockholder Approval. The Company will, as promptly as practicable in accordance with applicable Law and its Certificate of Incorporation and Bylaws, submit this Agreement, the Merger and related matters for the consideration and approval by the Company’s stockholders. The approval by written consent or stockholder vote will be solicited in compliance with applicable Laws. If approval is obtained by written consent, the Company shall give, in a timely manner (and shall provide Parent true and correct copies of) all notices required to be given under Sections 228 and 252 of the DGCL. The information distributed to stockholders in connection with solicitation of such approval shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

5.3 Satisfaction of Conditions Precedent. From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, the Company will use its commercially reasonable eff01ts to satisfy or cause to be satisfied all the conditions precedent that are set fo1th in Section 9.1 and Section 9.2, and the Company will use its commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

5.4 No Other Negotiations. As of the date of this Agreement, the Company has not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning an Alternative Acquisition (as defined below) including, without limitation, any agreement or understanding that would require the Company to notify any third party of the terms of this Agreement From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than Parent and its Affiliates involving any recapitalization, restructuring, financing, merger, consolidation, sale of all or substantially all of the assets of the Company, license (other than non-exclusive licenses in the ordinary course of business) or encumbrance of all or substantially all assets of the Company or other business combination transaction or extraordinary corporate transaction of the Company which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger (any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as an “Alternative Acquisition”), (b) provide information with respect to the Company to any Person, other than Parent and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than Parent and its Affiliates, (c) enter into an agreement with any Person, other than Parent and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent and its Affiliates.

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If the Company receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Company, the Company shall promptly notify Parent thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep Parent promptly informed of any developments with respect to same.

5.5 Access. The Company shall afford to Parent, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent, (a) a copy of each report, schedule, and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Parent or its representatives may reasonably request.

5.6 Notification of Certain Matters. The Company shall give prompt notice to Parent of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which (i) would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (unless such representation or warranty is qualified by materiality, then in any respect) at or prior to the Effective Time or (ii) prevent the Company from complying with or satisfying any covenant, condition or agreement to be complied with or satisfied by it prior to the Effective Time hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to Parent.

5.7 Officer and Directors. As of the Effective Time, the Company shall have taken all action to cause the persons set forth on Schedule 5.7 to be appointed as the Company’s directors and officers and the current officers and directors of the Company on Schedule 5.7 shall have resigned from the Company.

ARTICLE 6

COVENANTS OF PARENT

6.1 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

6.2 Conduct of Parent’s Business. From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, Parent shall not, and shall not pennit Merger Sub to, without the Company’s prior written consent (which shall not to be unreasonably withheld, conditioned or delayed):

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Effective Time;

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(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable effo1is to preserve intact its present business organizations to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d) intentionally permit any Material Adverse Effect to occur with respect to Parent;

(e) make any material change with respect in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any, or commit or agree to take any of, the foregoing actions.

6.3 Access. Parent shall afford to the Company, and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of Parent’s properties, books, contracts, commitments, personnel and records and, during such period, Parent shall furnish promptly to the Company, (a) a copy of each report, schedule, registration statements and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as the Company or its representatives may reasonably request.

6.4 Notification of Certain Matters. Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Parent representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the Company.

6.5 Director and Officer Appointments. As of the Effective Time, Parent shall have taken all action to cause the persons as set forth on Schedule 6.5 to be appointed to Parent’s Board of Directors.

6.6 Satisfaction of Conditions Precedent. During the term of this Agreement, Parent will use its commercially reasonable effo1is to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 9, and Parent will use its commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

ARTICLE 7

COVENANTS OF PARENT AND THE COMPANY

7.1 Notices of Certain Events. The Company and Parent shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

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(c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3 or 4 or that relate to the consummation of the transactions contemplated by this Agreement or any other development causing a breach of any representation or warranty made by a party hereunder. Delivery of notice pursuant to this Section 7.1 shall not limit or otherwise affect remedies available to either party hereunder.

7.2 Public Announcements. No party shall have the right to issue any press release or other public statement with respect to this Agreement or the transactions contemplated herein without the prior written consent of each other party (not to be unreasonably withheld, delayed, denied or conditioned), except as required by Law.

7.3 Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. Parent, Merger Sub and the Company agree that the Company (prior to the Merger) and the Surviving Corporation (following the Merger) will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the Merger or the surrender of the Shares pursuant to the Merger (collectively, “Transfer Taxes”), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the Merger, and any penalties or interest with respect to the Transfer Taxes. The Company agrees to cooperate with Parent in the filing of any returns with respect to the Transfer Taxes.

7.4 Reasonable Efforts. The parties further agree to use commercially reasonable eff011s to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from Governmental Entities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time, (iii) the satisfaction of all conditions precedent to the parties’ obligations hereunder, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

7.5 Fees and Expenses. All of the legal, accounting and other expenses incurred by any party hereto in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expense; except that, on the Closing Date, Parent shall pay the outstanding fees and expenses of Latham & Watkins LLP, the counsel for the Company, in an amount not to exceed, in the aggregate, $25,000, which amount shall be deducted from the Escrow Consideration pursuant to Section 2.6 herein unless such amount is otherwise offset prior to the release of the Escrow Consideration, as reflected on the Company Financial Statements.

7.6 Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 3.5 and 4.5 above.

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7.7 Transfer Restrictions.

(a) The Company realizes that the Merger Consideration is not registered under the Securities Act, or any foreign or state securities Laws. The Company agrees that the Merger Consideration will and may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred (collectively, a “Transfer”) except in compliance with the Securities Act, if applicable, and applicable foreign and state securities Laws, and with an opinion of Parent’s counsel. The Company understands that the Merger Consideration can only be Transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The Company understands that to Transfer the Merger Consideration may require in some jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction.

(b) To enable Parent to enforce the transfer restrictions contained in Section 7.7(a), the Company hereby consents to the placing of legends upon, and stop-transfer orders with the transfer agent of the Parent Common Stock with respect to the Merger Consideration, including, without limitation, the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, MORTGAGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, OR (II) IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY AND ITS COUNSEL.”

ARTICLES

INDEMNIFICATION

8.1 Indemnification of Parent and Merger Sub.

(a) Subject to the limitations contained in this Article 8, the Company shall defend, indemnify and hold harmless Parent and Merger Sub and their respective officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys’ fees (“Claims and Liabilities”) with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Company in this Agreement, or (ii) the breach of any covenant or agreement made by the Company in this Agreement.

(b) In addition to the obligations set forth in Section 8.l(a) above, the Company shall defend, indemnify and hold harmless Parent and Merger Sub and their respective officers, directors, stockholders, employees and agents against any and all Claims and Liabilities with respect to or arising from any claims for any right to receive Merger Consideration made by any Person who is not a holder of Company Stock at the Effective Time or is a holder of Company Stock and claiming a right to Merger Consideration inconsistent with the Merger Consideration Certificate.

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8.2 Indemnification of the Company. Parent shall defend, indemnify and hold harmless the Shareholders and any person who was an officer, director, employee or agent of the Company immediately prior to the Effective Time from and against any and all Claims and Liabilities with respect to or arising from (i) breach of any warranty or any inaccuracy of any representation made by Parent or Merger Sub, or (ii) breach of any covenant or agreement made by Parent or Merger Sub in this Agreement.

8.3 Claims Procedure. Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article 8, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article 8, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may Materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article 8 or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article 8 to indemnify an Indernnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indernnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this A1iicle 8, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party. If the Indemnifying Paiiy is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

8.4 Exclusive Remedy. Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this A1iicle 8, except that nothing in this Agreement shall be deemed to constitute a waiver of any injunctive or other equitable remedies or any to1i claims of, or causes of action arising from fraud or willful breach. The pa11ies’ obligations under this Article 8 shall terminate twelve (12) months from the Closing Date.

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ARTICLE 9

CONDITIONS TO MERGER

9.1 Condition to Obligation of Each Party to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a) No Injunctions. No temporary restraining Order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing or prohibiting the consummation of the Merger or the other transactions contemplated herein shall be in effect; provided, however, that each party shall have used its commercially reasonable efforts to prevent the entry of such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions that may be entered.

(b) Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company, the Company’s stockholders in accordance with the Company’s Certificate oflncorporation and the DGCL.

(c) Outstanding Company Securities. All outstanding convertible securities of the Company set f01ih on Schedule 3.3 shall be exercised, converted or redeemed, as applicable, prior to the Closing Date, such that, at the Effective Time, the Company will have no outstanding securities other than the Company Stock.

(d) Company Liabilities. Immediately prior to the Effective Time, all Liabilities set forth on Schedule 3.19, other than with respect to Liabilities related to the Intellectual Property Rights set forth on Schedule 3.17 (such Liabilities, the “Non-IP Liabilities”), shall be extinguished or converted into Company Common Stock.

9.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and the Merger Sub to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered to Parent pursuant hereto shall be true and correct in all material respects (except where already qualified by materiality and in such case, in all respects) on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Executive Officer of the Company.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be pe1formed or complied with by them on or prior to the Effective Time, and Parent shall have received a certificate to such effect signed by the President and Chief Executive Officer of the Company.

(c) Certificate of Secretary. The Company shall have delivered to Parent a certificate executed by the Secretary of the Company certifying: (i) resolutions duly adopted by the Board of Directors and stockholders of the Company authorizing this Agreement and the Merger; (ii) the Certificate of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time, including all amendments thereto; (iii) the Merger Consideration Certificate; and (iv) the incumbency of the officers of the Company executing this Agreement and all agreements and documents contemplated hereby.

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(d) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on the Company or the Surviving Corporation.

(e) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect with respect to the Company.

(f) Merger Consideration Certificate. Parent shall have received the Merger Consideration Certificate from the Company.

(g) Dissenting Shares. Holders of any of the outstanding Shares shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters’ or similar rights under applicable Law with respect to their Shares by virtue of the Merger.

(h) Officers and Directors. Company shall deliver to Parent evidence of appointment of the new sole officer and director as further described on Schedule 5.7. Company shall also have delivered to Parent a letter of resignation executed by each Company officer and director further described on Schedule 5.7 to be effective upon the Closing Date

9.3 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement and in any certificate or other writing delivered to the Company pursuant hereto shall be true and correct in all material respects (except where already qualified by materiality and in such case, in all respects) on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of Parent.

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Executive Officer of Parent.

(c) Certificate of Secretary. Parent shall have delivered to the Company a certificate executed by the Secretary of Parent ce11ifying: (i) resolutions duly adopted by the Board of Directors of Parent and Merger Sub, respectively, authorizing this Agreement and the Merger and resolutions duly adopted by the sole stockholder of Merger Sub authorizing this Agreement and the Merger; (ii) the Articles of Incorporation and Bylaws of Parent as in effect immediately prior to the Effective Time, including all amendments thereto; and (iii) the incumbency of the officers of Parent executing this Agreement and all agreements and documents contemplated hereby.

(d) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub, respectively, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on Parent or Merger Sub.

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(e) Absence of Material Adverse Effect. Since the date of the this Agreement, there shall not have been any Material Adverse Effect on Parent or Merger Sub, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which Parent conducts operations.

(f) Officers and Directors. Parent shall deliver to the Company evidence of appointment of the new director as further described on Schedule 6.5.

ARTICLE 10

TERMINATION

10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

(a) by mutual written agreement of the Company and Parent duly authorized by the Boards of Directors of the Company and Parent;

(b) by either the Company or Parent, if the other party (which, in the case of Parent, shall mean Parent and Merger Sub) has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on such other party or would prevent or materially delay the consummation of the Merger;

(c) by either party, if the required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote;

(d) by either party, if all the conditions to the obligations of such party for Closing the Merger shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party; or

(e) by either party, if a permanent injunction or other Order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable;

As used herein, the “Final Date” shall be November 30, 2018.

10.2 Notice of Termination. Any termination of this Agreement under Section 10.1 above will be effective immediately upon by the delivery of written notice of the terminating party to the other party hereto specifying with reasonable particularity the reason for such termination.

10.3 Effect of Termination. In the case of any termination of this Agreement as provided in this Section 10, this Agreement shall be of no further force and effect and nothing herein shall relieve any party from liability for any breach of this Agreement.

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ARTICLE 11

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the paiiies to this Agreement, until the date that is the first anniversary of the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

ARTICLE 12

GENERAL PROVISIONS

12.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying not later than two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

(a)	If to Parent or Merger Sub:

Edison Oncology Holding Corp.
Edison Oncology Acquisition Corp.
3475 Edison Way, Suite R
Menlo Park, California 94025

Attn: Jeffrey Bacha
Ph:
Fax:
email: [email]

with a copy to (which shall not constitute notice):
Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 37th Floor
New York, New York 10036
Ph: (212) 930-9700
Fax: (212) 930-9725

(b)	If to the Company:
NewGen Therapeutics, Inc.
3475 Edison Way, Suite R
Menlo Park, California 94025
Attn: Harry Pedersen
Ph:
Fax:

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attn : Alan C. Mendelson
Email:

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12.2 Amendment. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before or after any stockholder approval of the issuance of the Merger Consideration has been obtained; provided, that after any such approval by the holders of Shares, there shall be made no amendment that pursuant to the DGCL requires further approval by such stockholders without the further approval of such stockholders.

12.3 Waiver. At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set fo1ih in an instrument in writing signed by the party or parties to be bound thereby.

12.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

12.7 Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule together with the Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and unde1iakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

12.8 Assignment. No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

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12.9 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns and respective successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

12. IO Governing Law, Jurisdiction. This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to any matter arising between the parties, including but not limited to matters arising under or in connection with this Agreement, such as the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal Courts of the United States of America located within the Eastern or Southern District of New York with respect to any matter arising between the parties, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding arising between the parties, including but not limited to matters arising under or in connection with this Agreement, venue shall lie solely in any New York County or any Federal Comi of the United States of America sitting in the Eastern or Southern District of New York.

12.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterpa1is taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

12.12 Attorneys Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

12.13 Representation. The parties to this Agreement, and each of them, acknowledge, agree, and represent that it: (a) has been represented in connection with the negotiation and preparation of this Agreement by counsel of that party’s choosing; (b) has read the Agreement and has had it fully explained by its counsel; (c) it is fully aware of the contents and legal effect of this Agreement; (d) has authority to enter into and sign the Agreement; and (e) enters into and signs the same by its own free will.

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12.14 Drafting. The parties to this Agreement acknowledge that each of them have participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by both parties. The parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

12.15 Interpretation. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to a “party” or “parties” shall mean Parent and/or Merger Sub, on the one hand, and the Company, on the other hand, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule and the Parent Disclosure Schedule.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

EDISON ONCOLOGY HOLDING CORP., a Nevada

By:
Name:
Title:	Chief Executive Officer

Edison Oncology Acquisition Corp.
Title:	Chief Executive Officer

NEWGEN THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

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EXHIBIT A

CERTAIN DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

“Accounts Receivable” shall have the meaning as set forth in Section 3.15 of the Agreement.

“Affiliate(s)” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Alternative Acquisition” shall have the meaning as set forth in Section 5.4 of the Agreement.

“Agreement” shall have the meaning as set forth in the Preamble.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Benefit Plans” shall have the meaning as set forth in Section 3.10 of the Agreement.

“Cash” means all cash, cash equivalents (including money market accounts, money market funds, money market instruments, ce1iificates of deposit and demand deposits) and marketable securities, determined in accordance with GAAP, net of restricted cash.

“Claims and Liabilities” shall have the meaning as set forth in Section 8.l(a) of the Agreement.

“Closing” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Closing Date” shall have the meaning as set fmih in Section 1.2 of the Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning as set forth in the Preamble.

“Company Balance Sheet Date” shall have the meaning as set forth in Section 3.6(b) of the Agreement.

“Company Disclosure Schedule” shall have the meaning as set forth in the opening paragraph of Article 3 of the Agreement.

“Company Financial Statements” shall have the meaning as set forth 111 Section 2.5 of the Agreement.

“Company Material Contract” shall have the mean mg as set forth 111 Section 3.14 of the Agreement.

“Company Stock” means the common stock, par value $0.0001 per share, of the Company.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a patty or by which such Person is bound or affecting such Person’s capital stock, Assets or business.

“Copyrights” shall have the meaning as set forth in Section 3.17(i) of the Agreement.

“Current Assets” means the Company’s consolidated total current assets, as defined by and determined in accordance with GAAP, excluding (i) all Cash, (ii) Tax assets and (iii) any current assets for deferred financing fees,

“Current Liabilities” means the Company’s consolidated total current liabilities, as defined by and determined in accordance with GAAP (excluding accrued interest and any current portion of indebtedness for money borrowed, any incurred but unpaid tax Liabilities).

“Default” means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

“Delaware Certificate of Merger” shall have the meaning as set forth in Section 1.3 of the Agreement.

“DGCL” shall have the meaning as set fo1ih in the Recitals of the Agreement.

“Dissenting Shares” shall have the meaning as set forth in Section 2.3(a) of the Agreement.

“Effective Time” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Electronic Delivery” shall have the meaning as set f01ih in Section IO.13 of the Agreement.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, Permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transp01i or handling of pollutants, contaminants or other Hazardous Material or wastes or the clean-up or other remediation thereof.

“Escrow Agent” shall have the meaning as set forth in Section 2.5 of the Agreement.

“Estimated Liabilities” shall have the meaning set forth in Section 2.6(a) of the Agreement.

“Estimated Net Working Capital and Liabilities Certificate” shall have the meaning set forth in Section 2.6(a) of the Agreement.

“Estimated Net Working Capital” shall have the meaning set forth m Section 2.6(a) of the Agreement.

“Final Date” shall have the meaning as set forth in Section l 0.1 of the Agreement.

“FINRA” means The Financial Industry Regulatory Authority.

“First Commercial Sale” means, on a country by country basis, with respect to a Product, the first bona fide sale of such Product to a third party by or on behalf of Parent, its Affiliates or licensees in a country in the Territory after regulatory approval has been achieved for such Product in such country. For greater certainty, sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale, so long as the Product is provided free of charge, or at or below cost

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

“Indemnitee” shall have the meaning as set forth in Section 8.3 of the Agreement.

“Indemnifying Party” shall have the meaning as set forth in Section 8.3 of the Agreement.

“Intellectual Property” shall have the meaning as set forth in Section 3.17(i) of the Agreement.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” or “Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, asserted or unasserted, absolute or contingent, mature or unmatured, determined or indeterminable, known or unknown and whether or not due or becoming due , including those arising under any Law or action and those arising under any Contract.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Management” shall have the meaning as set forth in Section 2.6(b) of the Agreement

“Marks” shall have the meaning as set forth in Section 3.17(i) of the Agreement.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person and its Subsidiaries taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in United States generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity or (t) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Material Contract Default” means a default under any Contract which would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) permit any other party to claim money damages in excess of $50,000 (either individually or in the aggregate with all other such claims under that contract) or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such Contract.

“Merger” shall have the meaning as set forth in the Recitals.

“Merger Consideration” shall have the meaning as set forth in Section 2. l(b) of the Agreement.

“Merger Consideration Certificate” shall have the meaning as set forth in Section 2.1(b)(ii) of the Agreement.

“Merger Sub” shall have the meaning as set forth in the Preamble.

“NRS” shall have the meaning as set forth in the Recitals of the Agreement.

“Net Sales” means, for any period, the gross amount invoiced by Parent, its Affiliates, and their sublicensees for the sale of Products in a Territory by such entities to third parties (including, without limitation, to third party agents, distributors and wholesalers), less the total of the following, to the extent applicable:

(i)	trade, cash and/or quantity discounts not already reflected in the amount invoiced;

(ii)	all excise, sales and other consumption taxes (including VAT) and custom duties, whether or not specifically identified as such in the invoice to the third party;

(iii)	freight, distribution, insurance and other transportation charges, whether or not specifically identified as such in the invoice to the third party;

(iv)	amounts repaid or credited by reason of rejections, defects or returns or because of chargebacks, retroactive price reductions, refunds or billing errors;

(v)	rebates and similar payments made with respect to sales paid for or reimbursed by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, United States Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program.

For purposes of determining Net Sales, “sale” will not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory or governmental purposes.

“Net Working Capital” means (a) Current Assets minus (b) Current Liabilities.

“Nevada Articles of Merger” shall have the meaning set forth in Section 1.3 of the Agreement.

“Non-IP Liabilities” shall have the meaning set forth in Section 9.1(e) of the Agreement.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

“Parent” shall have the meaning as set forth in the Preamble.

“Parent Common Stock” shall have the meaning as set forth in Section 2.1(b) of the Agreement.

“Parent Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Parent Material Contract” shall have the meaning as set forth in Section 4.11 of the Agreement.

“Patents” shall have the meaning as set forth in Section 3.17(i) of the Agreement.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

“Products” means any and all products, methods, or compositions (i) the manufacture, use, sale, offer for sale, or importation of which would constitute an infringement of any Valid Claim related to the Patents described in Schedule 3.17 absent any ownership of or license rights to such Patents described in Schedule 3.17 or (ii) which incorporate or are derived from any of the Company’s Trade Secrets or Technology existing as of the Effective Time.

“Regulatory Authorities” means, collectively, the Federal Trade Commission, the United States Department of Justice, United States Department of Transportation, Federal Railroad Administration, United States Environmental Protection Agency, and all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the parties and their respective Assets, employees, businesses and/or Subsidiaries, including FINRA and the SEC.

“Royalty” shall have the meaning as set forth in Section 2.7 of the Agreement.

“Royalty Measurement Period” means any fiscal year, or portion thereof with respect to the first and last Royalty Measurement Period, of Parent during the Royalty Term.

“Royalty Term” means, with respect to each Product, on a country by country basis in each country, commencing on the First Commercial Sale of the Product until the last of: the expiration of the last to expire of the Valid Claims covering such Product in such country and (ii) the expiration of any regulatory or data exclusivity period covering such Product in such country.

“Securities Act” shall have the meaning as set forth in Section 3.3 of the Agreement.

“Securities Exchange Act” means the Securities Exchange act of 1934, as amended.

“Share” or “Shares” shall have the meaning as set forth in Section 2.1(b)(i) of the Agreement.

“Software” shall have the meaning as set forth in Section 3. I 7(i) of the Agreement.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general pat1ner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Surviving Corporation” shall have the meaning as set fo11h in Section 1.1 of the Agreement.

“Tax” or “Taxes” shall have the meaning as set f011h in Section 3.11(b) of the Agreement.

“Tax Return” shall have the meaning as set forth in Section 3.1 l(b) of the Agreement.

“Technology” shall have the meaning as set forth in Section 3.l 7(i) of the Agreement.

“Trade Secrets” shall have the meaning as set forth in Section 3.17(i) of the Agreement.

“Transaction Documents” means the Agreement, and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

“Transfer” shall have the meaning as set forth in Section 7.7(a) of the Agreement.

“Transfer Taxes” shall have the meaning as set forth in Section 7.3 of this Agreement.

“Valid Claim” means a claim (i) of an issued and unexpired United States Patent or Patent filed in another country that has not been revoked or held permanently unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through re-issue or disclaimer or otherwise, or (ii) of any patent application included that has not been cancelled, withdrawn or abandoned or been pending